UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2012

Oil-Dri Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At its regular meeting on June 14, 2012, the Registrant’s Board of Directors authorized the repurchase of up to an additional 250,000 shares of the Registrant’s Common Stock. At the same meeting, the Registrant’s Board of Directors also declared increased quarterly cash dividends of $0.18 per share (increased from $0.17 per share) of the Registrant’s Common Stock and $0.135 per share (increased from $0.1275 per share) of the Registrant’s Class B Stock. The dividends will be payable on August 31, 2012, to stockholders of record at the close of business on August 17, 2012. A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description of Exhibits

99.1	Press Release dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham Vice President and General Counsel

Date: June 14, 2012

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release dated June 14, 2012